Exhibit 99.1

BuzzFeed, Inc. Announces Full Year 2021 and Fourth Quarter Financial Results

Full year revenue grew 24% year-over-year to $398 million, led by robust double-digit growth in Advertising and Commerce

Second consecutive year of profitability on both a GAAP and non-GAAP basis

Public listing on Nasdaq and acquisitions of HuffPost and Complex Networks mark milestone year for BuzzFeed, Inc.

NEW YORK – (March 22, 2022) – BuzzFeed, Inc. (“BuzzFeed” or the “Company”) (Nasdaq: BZFD), a premier digital media company for the most diverse, most online, and most socially engaged generations the world has ever seen, today announced financial results for the full year and fourth quarter ending December 31, 2021.

“2021 was a year of significant milestones for BuzzFeed,” said Jonah Peretti, BuzzFeed Founder & CEO. “We became the first publicly traded digital media company, delivered double-digit growth in revenues and profits, and completed the acquisitions of HuffPost and Complex Networks – both of which are already making important contributions to the company’s financial performance.”

Mr. Peretti continued, “We believe in the internet as a force for good and a catalyst for growth. We are working together with the tech platforms to create sustainable models for good content to thrive. We've made real progress in this area, but we see significant room to strengthen the attribution models around premium content in a way that benefits both platforms and content creators. And we are confident in our ability to lead the industry forward as we execute against our long-term growth plans.”

2021 Full-Year Financial and Operational Highlights1

●	BuzzFeed increased revenues by 24% year-over-year to $397.6 million
○	Advertising revenue grew 37% year-over-year to $205.8 million
○	Content revenues grew 9% to $130.2 million
○	Commerce revenues grew 19% to $61.6 million

●	Net Income increased 132% year-over-year to $25.9 million

●	Adjusted EBITDA grew by 35% to $41.5 million, or 10.4% of revenues

●	Our audience spent more time than ever with BuzzFeed content: Time spent grew 6% to 789 million hours across our owned and operated properties as well as third-pary platforms

●	BuzzFeed ended the year with cash and cash equivalents of approximately $80 million, after one-time payments related to the closing of the Complex Networks acquisition and the business combination with 890 Fifth Avenue Partners, Inc.

●	Our trusted commerce content drove approximately $600 million in attributable transactions in 2021, up almost ten-fold since we first launched this business in 2016; BuzzFeed’s revenue from those transactions was more than $60 million in 2021, up from $4 million in 2016

1 2021 actual results include HuffPost and Complex Networks from the date of each acquisition.

2021 Fourth-Quarter Financial and Operational Highlights2

●	Revenue increased 18% year-over-year to $145.7 million
○	Advertising revenue grew 24% to $69.1 million
○	Content revenue grew 33% to $59.9 million
○	Commerce revenue declined 26% to $16.7 million
●	Net Income increased 29% year-over-year to $41.6 million
●	Adjusted EBITDA declined 12% to $34.2 million, or 23.5% of revenues
●	Time spent declined 4% to 186 million hours

First Quarter 2022 Financial Outlook

For the first quarter of 2022, we expect:

●	On a pro forma basis, including Complex Networks in the year ago first quarter, we expect revenues to be down by a low single-digit percentage year-over-year
●	On a reported basis, excluding Complex Networks in the year ago first quarter, we expect revenues to grow by approximately 30%
●	We expect Adjusted EBITDA losses in the range of $15 to $20 million for the combined company
○	Additionally, we expect stock-based compensation expenses in the range of $3.5 to $4.5 million

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not provided the most directly comparable GAAP financial guidance measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measures is not available.

Quarterly Conference Call

BuzzFeed’s management team will hold a conference call to discuss our 2021 full year and fourth quarter results today, March 22, at 8:30 am ET. The conference call will be webcast on the investor relations section of BuzzFeed’s website at investors.buzzfeed.com. An archived replay of the webcast will be available following the conclusion of the call.

We have used, and intend to continue to use, the Investor Relations section of our website at https://investors.buzzfeed.com as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Definitions

BuzzFeed reports revenues across three primary business lines: Advertising, Content and Commerce. The definition of “Time Spent” is also set forth below.

2 2021 actual results include HuffPost and Complex Networks from the date of each acquisition.

●	Advertising revenues consist primarily of payments we receive from advertisers for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products sold directly to brands and also programmatically. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily Facebook, YouTube, and Apple News.

●	Content revenues consist primarily of payments received from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content. Revenues for film and TV projects produced by BuzzFeed Studios and Complex Networks are also included here.

●	Commerce revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our experiential and product licensing businesses are also included here.

●	Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore and on Facebook, as reported by Facebook. (Instagram and TikTok offer limited revenue sharing opportunities, and are not reflected in our time spent metric.)

About BuzzFeed

BuzzFeed is home to some of the best of the Internet. Across pop culture, entertainment, shopping, food and news, our brands drive conversation and inspire what audiences watch, read, buy, and obsess over next. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net income (loss), excluding the impact of net income (loss) attributable to noncontrolling interests, income tax provision (benefit), interest expense, interest income, other income, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, public company readiness costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.

We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non- GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations regarding our future operating performance and our management team’s hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for Q1 2022) or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Although we believe that the expectations reflected in the forward-looking statements contained in this release and the accompanying earnings call are reasonable, they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to the following: (1) anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; (2) demand for products and services and decreases in traffic; (3) changes in the business and competitive environment in which we operate; (4) developments and projections relating to our competitors and the digital media industry; (5) the impact of national and local economic and other conditions and developments in technology, each of which could influence the levels (rate and volume) of our subscriptions and advertising, the growth of our business and the implementation of our strategic initiatives; (6) poor quality broadband infrastructure in certain markets; (7) technological developments; (8) our success in retaining or recruiting, or changes required in, officers, key employees or directors; (9) our business, operations and financial performance, including expectations with respect to our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder and future business plans and growth opportunities; (10) our future capital requirements and sources and uses of cash, including our ability to obtain additional capital in the future; (11) expectations regarding future acquisitions, partnerships or other relationships with third parties; (12) government regulation, including revised foreign content and ownership regulations; (13) the impact of the COVID-19 pandemic on our business and the actions we may take in the future in response thereto; and (14) our ability to maintain the listing of our Class A common stock and warrants on Nasdaq.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release and the accompany earnings call are included under the caption “Risk Factors” and elsewhere in the filings and reports we make with the Securities and Exchange Commission. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not undertake any duty to update these forward-looking statements.

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Contacts

Media Contacts

Carole Robinson, BuzzFeed: carole.robinson@buzzfeed.com

Investor Relations

Amita Tomkoria, BuzzFeed: investors@buzzfeed.com

BUZZFEED, INC.

Financial Highlights

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
USD in thousands	2021	2020	% Change	2021	2020	% Change
Advertising	$69,101	$55,599	24%	$205,794	$149,704	37%
Content	59,939	44,899	33%	130,200	119,846	9%
Commerce and other	16,676	22,529	-26%	61,570	51,774	19%
Total revenue	$145,716	$123,027	18%	$397,564	$321,324	24%
(Loss) income from operations	$(7,337)	$34,502	-121%	$(25,154)	$12,138	-307%
Net income	$41,572	$32,297	29%	$25,876	$11,156	132%
Adjusted EBITDA	$34,209	$38,681	-12%	$41,516	$30,813	35%

BUZZFEED, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
USD in thousands	2021	2020	2021	2020
Revenue	$145,716	$123,027	$397,564	$321,324
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	71,494	46,588	207,397	140,290
Sales and marketing	20,811	11,617	54,981	50,680
General and administrative	47,278	21,757	112,552	83,061
Research and development	5,643	4,585	24,928	17,669
Depreciation and amortization	7,827	3,978	22,860	17,486
Total costs and expenses	153,053	88,525	422,718	309,186
(Loss) income from operations	(7,337)	34,502	(25,154)	12,138
Other (expense) income, net	(1,601)	901	(2,740)	1,593
Interest expense, net	(1,746)	(657)	(2,885)	(923)
Change in fair value of warrant liabilities	4,740	-	4,740	-
Change in fair value of derivative liability	26,745	-	26,745	-
Loss on disposition of subsidiaries	(622)	(711)	(1,234)	(711)
Income (loss) before income taxes	20,179	34,035	(528)	12,097
Income tax (benefit) provision	(21,393)	1,738	(26,404)	941
Net income	41,572	32,297	25,876	11,156
Net income attributable to the redeemable noncontrolling interest	724	52	936	820
Net income attributable to noncontrolling interests	401	-	228	-
Net income attributable to BuzzFeed, Inc.	$40,447	$32,245	$24,712	$10,336

Net income (loss) attributable to Class A, Class B, and Class C common stock - basic	$316	-	-	-
Net income (loss) attributable to Class A, Class B, and Class C common stock - diluted	-	-	$(716)	-

Net income (loss) per share - basic	$0.01	-	-	-
Net income (loss) per share - diluted	-	-	$(0.03)	-

Weighted average common shares outstanding - basic	55,487	11,971	27,048	11,942
Weighted average common shares outstanding - diluted	59,270	11,971	28,001	11,942

BUZZFEED, INC.

Reconciliation of GAAP to Non-GAAP

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
USD in thousands	2021	2020	2021	2020
Net income	$41,572	$32,297	$25,876	$11,156
Income tax (benefit) provision	(21,393)	1,738	(26,404)	941
Loss on disposition of subsidiary	622	711	1,234	711
Interest expense	1,835	685	3,206	1,096
Interest income	(89)	(28)	(321)	(173)
Other expense (income), net	1,601	(901)	2,740	(1,593)
Depreciation and amortization	7,827	3,978	22,860	17,486
Stock-based compensation	22,715	201	23,565	1,189
Change in fair value of warrant liabilities	(4,740)	-	(4,740)	-
Change in fair value of derivative liability	(26,745)	-	(26,745)	-
Restructuring[1]	-	-	3,645	-
Transaction costs[2]	9,699	-	15,295	-
Public company readiness costs[3]	1,305	-	1,305	-
Adjusted EBITDA	$34,209	$38,681	$41,516	$30,813

[1] Reflects costs associated with involuntary terminations of employees across various roles and levels as part of the integration of the HuffPost Acquisition.

[2] Reflects one-time legal, advisory, consulting and incremental compensation expenses associated with the acquisition of Complex Networks and the transaction with 890 Fifth Avenue Partners, Inc.

[3] Reflects costs associated with the establishment of our public company structure and processes